Exhibit 99.1

The Class A common shares, par value $0.001, of Athene Holding Ltd. (the “Issuer”) reported as beneficially owned are obtainable upon conversion at the election of the holder on a one-for-one basis of the Class B common shares of the Issuer.  The shares reported as beneficially owned are held of record by (i) Stanhope Life, L.P. (“Stanhope”), (ii) Stanhope Life II, L.P. (“Stanhope II”), (iii) Palmetto Athene Holdings (Cayman), L.P., (“Palmetto Cayman”), (iv) Apollo Palmetto Advisors, L.P. (“Palmetto Advisors”), (v) AAA Guarantor - Athene, L.P., (“AAA Guarantor”), (vi) AHL 2014 Investor, L.P., (“AHL Investor”), (vii) AHL 2014 Investor II, L.P. (“AHL Investor II”), (viii) Apollo Principal Holdings III, L.P. (“Principal Holdings III”), (ix) Athene Asset Management, L.P. (“Athene Management”), (x) AP Alternative Assets, L.P (“AP Alternative”), (xi) AAA Holdings, L.P. ( “AAA Holdings”) and (xii) AAA Associates, L.P. ( “AAA Associates” and, together with Stanhope, Stanhope II. Palmetto Cayman, Palmetto Advisors, AAA Guarantor, AHL Investor, AHL Investor III, Principal Holdings III, Athene Management, AAA Holdings, and AP Alternative, the “Record Holders”).

AAA Investments, L.P. (“AAA Investments”) is the general partner of the AAA Guarantor. AAA Associates is the general partner of AAA Investments and AP Alternative is the limited partner of AAA Investments. AAA MIP Limited (“AAA MIP”) is the general partner of AAA Associates and AAA Guernsey Limited (“AAA Guernsey”) is the general partner of AP Alternative. Apollo Alternative Assets, L.P. (“AAA”) provides investment services to AAA Guarantor, AAA Investments, AAA Associates, AAA Guernsey and AAA MIP. Apollo International Management, L.P. (“Int’l Management”) is the managing general partner of AAA. Apollo International Management GP, LLC (Int’l Management GP”) is the general partner of Int’l Management. AAA Holdings GP Limited (“AAA Holdings GP”) is the general partner of AAA Holdings.

Apollo Palmetto Athene Partnership, L.P. (“Apollo Palmetto LP”) is the limited partner of Palmetto Cayman.  Apollo Palmetto Management, LLC (“Palmetto Management”) is the general partner of Palmetto Cayman, Palmetto Advisors, and Apollo Palmetto LP. Apollo Principal Holdings IV, L.P. (“Principal Holdings IV”) is the sole member of Palmetto Management. Apollo Principal Holdings IV GP, Ltd. (“Principal Holdings IV GP”) is the general partner of Principal Holdings IV. Apollo Palmetto Athene Management, LLC (“Palmetto Athene Management”) is the investment manager for Apollo Palmetto LP. The general partner of Athene Management is AAM GP Ltd. (“AAM GP”). The sole shareholder of AAM GP is Apollo Life Asset Ltd. (“Apollo Life”). Apollo Capital Management, L.P. (“Capital Management”) is the sole member-manager of Palmetto Athene Management and the sole shareholder of Apollo Life. The general partner of Capital Management is Apollo Capital Management GP, LLC (“Capital Management GP”). Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Int’l Management GP and Capital Management GP and the sole shareholder of AAA Holdings GP. Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.

Stanhope Life Advisors, L.P. (“Stanhope Life Advisors”) is the general partner of each of Stanhope and Stanhope II. Apollo Administration GP Ltd.(“Administration GP”)  is the general partner of Stanhope Life Advisors. AHL 2014 Investor GP, Ltd. (“AHL Investor GP”) is the general partner of each of AHL Investor and AHL Investor II. Principal Holdings III is the sole shareholder of each of Administration GP and AHL Investor GP.  Apollo Principal Holdings III GP, Ltd. (“Principal Holdings III GP”) is the general partner of Principal Holdings III.

Leon Black, Joshua Harris and Marc Rowan are executive officers and the managers or directors of Management Holdings GP, Principal Holdings III GP and Principal Holdings IV GP.

Each of the Record Holders, AAA Investments, AAA MIP, AAA Guernsey, AAA, Int’l Management, AAA Holdings GP, Int’l Management GP, Palmetto Management, Principal Holdings IV, Principal Holdings IV GP, Palmetto Management, Palmetto Athene Management, AAM GP, Apollo Life, Capital Management, Capital Management GP, Management Holdings, Management Holdings GP, Stanhope Life Advisors, Administration GP, AHL Investor GP Principal Holdings III GP, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of the common stock of the Issuer included in this report, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address of each of Palmetto Advisors, AAA Guarantor, Athene Management, Int’l Management, Int’l Management GP, Capital Management, Capital Management GP, Management Holdings, Management Holdings GP and Messrs. Black, Harris and Rowan is 9 West 57th Street, New York, NY 10019. The address of Stanhope, Stanhope II, Palmetto Cayman, Principal Holdings III, AP Alternative, Stanhope Life Advisors, Administration GP, AHL Investor, AHL Investor II, AHL Investor GP, Principal Holdings III GP, Principal Holdings IV GP, AAM GP and Apollo Life is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Street, George Town, KY1-9005 Grand Cayman, Cayman Islands. The address of AAA Investments, , AAA, Apollo Palmetto LP, Palmetto Management, Palmetto Athene Management, and Principal Holdings IV is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The principal address for AAA Associates, AAA MIP AAA Holdings, AAA Holdings GP and AAA Guernsey is Trafalgar Court, Les Banques, GY1 3QL, St. Peter Port, Guernsey, Channel Islands.